Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232164, 333-219252 and 333-222215 on Form S-8 and No. 333-227725 on Form S-3 of Esquire Financial Holdings, Inc. of our report dated March 19, 2021, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Esquire Financial Holdings, Inc. for the year ended December 31, 2020.

/s/ Crowe LLP

New York, New York

March 19, 2021